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As filed with the Securities and Exchange Commission on September 28, 2001
Registration No. 333-49654

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE
AMENDMENT No. 1
FORM S-3
REGISTRATION STATEMENT
Under
The Securities Act of 1933

INTRAWARE, INC.
(Exact name of Registrant as specified in its charter)

Delaware	4899	68-0389976
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

25 Orinda Way
Orinda, CA 94608
(925) 253-4500
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

John J. Moss, Esq.
25 Orinda Way
Orinda, CA 94608
(925) 253-4500
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:
Adam R. Dolinko, Esq.
Wilson Sonsini Goodrich & Rosati
Professional Corporation
650 Page Mill Road
Palo Alto, CA 94304
(650) 493-9300

    Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: /x/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

    This Post-Effective Amendment shall become effective in accordance with Section 8 (c) of the Securities Act of 1933, on such date as the Commission, acting pursuant to Section 8(c), may determine

DEREGISTRATION OF SECURITIES

    The purpose of this Post-Effective Amendment No. 1 (this "Amendment") to the Registration Statement on Form S-3 (Registration No. 333-49654) (the "Registration Statement") of Intraware, Inc. is to deregister the 170,776 shares registered pursuant to the Registration Statement that remain unsold as of the date this Amendment is filed.

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orinda, State of California on September 28, 2001.

Intraware, Inc.
By:	/s/ PETER H. JACKSON Peter H. Jackson Chief Executive Officer

    Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ PETER H. JACKSON Peter H. Jackson	Chief Executive Officer and Director (Principal Executive Officer)	September 28, 2001
/s/ WENDY NIETO Wendy Nieto	Vice President, Finance (Principal Financial and Accounting Officer)	September 28, 2001
* Laurence M. Baer	Director	September 28, 2001
* John V. Balen	Director	September 28, 2001
* Ronald E. F. Codd	Director	September 28, 2001
Michael S. Falk	Director
* Mark B. Hoffman	Director	September 28, 2001
* Frost R.R. Prioleau	President and Director	September 28, 2001
Harold Blue	Director
By:	/s/ PETER H. JACKSON
Peter H. Jackson Attorney-in-Fact

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SIGNATURES